As filed with the Securities and Exchange Commission on February 4, 2025

Registration No. 333-272008

Registration No. 333-262874

Registration No. 333-256204

Registration No. 333-253458

Registration No. 333-236673

Registration No. 333-229775

Registration No. 333-224578

Registration No. 333-223308

Registration No. 333-216140

Registration No. 333-209770

Registration No. 333-202540

Registration No. 333-193701

Registration No. 333-187051

Registration No. 333-183315

Registration No. 333-179966

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

Form S-8 Registration No. 333-272008

Form S-8 Registration No. 333-262874

Form S-8 Registration No. 333-256204

Form S-8 Registration No. 333-253458

Form S-8 Registration No. 333-236673

Form S-8 Registration No. 333-229775

Form S-8 Registration No. 333-224578

Form S-8 Registration No. 333-223308

Form S-8 Registration No. 333-216140

Form S-8 Registration No. 333-209770

Form S-8 Registration No. 333-202540

Form S-8 Registration No. 333-193701

Form S-8 Registration No. 333-187051

Form S-8 Registration No. 333-183315

Form S-8 Registration No. 333-179966

UNDER

THE SECURITIES ACT OF 1933

BRIGHTCOVE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1579162
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

281 Summer Street

Boston, MA 02210

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2004 Stock Option and Incentive Plan of Brightcove Inc.

Brightcove Inc. 2012 Stock Incentive Plan

Brightcove Inc. 2012 RSU Inducement Plan

Brightcove Inc. 2014 Stock Option Inducement Plan

Brightcove Inc. 2018 Inducement Plan

Brightcove Inc. 2021 Stock Incentive Plan

Brightcove Inc. 2022 Inducement Plan

(Full title of the plans)

Marc DeBevoise

Chief Executive Officer

Brightcove Inc.

281 Summer Street

Boston, MA 02210

(888) 882-1880

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Bradley C. Faris

Jason Morelli

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

(312) 876-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Brightcove Inc., a Delaware corporation (the “Registrant”):

•

Registration Statement No. 333-179966, filed with the SEC on March 7, 2012, pertaining to the registration of 1,824,703 shares of common stock, par value $0.001 per share (“Common Stock”), of the Registrant reserved for issuance under the Brightcove Inc. 2012 Stock Incentive Plan (the “2012 Plan”) and 4,063,636 shares of Common Stock reserved for issuance under the Amended and Restated 2004 Stock Option and Incentive Plan of Brightcove Inc.;

•

Registration Statement No. 333-183315, filed with the SEC on August 15, 2012, pertaining to the registration of 77,100 shares of Common Stock reserved for issuance under the Brightcove Inc. 2012 RSU Inducement Plan;

•	Registration Statement No. 333-187051, filed with the SEC on March 5, 2013, pertaining to the registration of an additional 1,118,197 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-193701, filed with the SEC on January 31, 2014, pertaining to the registration of 625,000 shares of Common Stock reserved for issuance under the Brightcove Inc. 2014 Stock Option Inducement Plan and an additional 1,161,285 shares of Common Stock reserved for issuance under the 2012 Plan;

•	Registration Statement No. 333-202540, filed with the SEC on March 5, 2015, pertaining to the registration of an additional 1,296,960 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-209770, filed with the SEC on February 26, 2016, pertaining to the registration of an additional 1,312,365 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-216140, filed with the SEC on February 21, 2017, pertaining to the registration of an additional 1,365,679 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-223308, filed with the SEC on February 28, 2018, pertaining to the registration of an additional 1,391,474 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-224578, filed with the SEC on May 1, 2018, pertaining to the registration of 840,000 shares of Common Stock reserved for issuance under the Brightcove Inc. 2018 Inducement Plan;

•

Registration Statement No. 333-229775, filed with the SEC on February 21, 2019, pertaining to the registration of an additional 1,464,655 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-236673, filed with the SEC on February 27, 2020, pertaining to the registration of an additional 1,556,532 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-253458, filed with the SEC on February 24, 2021, pertaining to the registration of an additional 1,600,651 shares of Common Stock reserved for issuance under the 2012 Plan;

•

Registration Statement No. 333-256204, filed with the SEC on May 17, 2021, pertaining to the registration of 6,200,000 shares of Common Stock reserved for issuance under the Brightcove Inc. 2021 Stock Incentive Plan (the “2021 Plan”);

•

Registration Statement No. 333-262874, filed with the SEC on February 18, 2022, pertaining to the registration of 800,000 shares of Common Stock reserved for issuance under the Brightcove Inc. 2022 Inducement Plan; and

•	Registration Statement No. 333-272008, filed with the SEC on May 17, 2023, pertaining to the registration of an additional 7,000,000 shares of Common Stock reserved for issuance under the 2021 Plan.

On February 4, 2025, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 24, 2024 (the “Merger Agreement”), by and among the Registrant, Bending Spoons US Inc., a Delaware corporation (“Bending Spoons”), Bending Spoons S.p.A., an Italian societá per azioni (solely for the purposes of Section 6.11, Section 6.13 and Section 9.15 of the Merger Agreement), and Blossom Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Bending Spoons (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly-owned subsidiary of Bending Spoons.

As a result of the Merger, the Registrant has terminated, as of the date hereof, any and all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, by filing these Post-Effective Amendments, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on February 4, 2025.

By:	/s/ John Wagner
Name: John Wagner
Title: Chief Financial Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance on Rule 478 of the Securities Act of 1933, as amended.